UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreements for the Class A Industrial Portfolio

On May 31, 2011, IIT Acquisitions LLC and IIT York–Willow Springs LLC, both wholly-owned subsidiaries of Industrial Income Trust Inc. (the “Company”), entered into three separate definitive Purchase and Sale Agreements with the group of sellers set forth below (collectively, the “Class A Seller”), to acquire a 100% fee interest in two industrial buildings and a 100% leasehold interest in a third industrial building, aggregating approximately 2.0 million square feet on 143.2 acres. The buildings are located in Atlanta, Georgia; York, Pennsylvania; and Houston, Texas (collectively referred to as the “Class A Industrial Portfolio”). The Class A Seller is not affiliated with the Company or its affiliates. The Class A Industrial Portfolio is currently 100% leased to five tenants with an average remaining lease term (based on square feet) of approximately 13 years. Upon consummation of the acquisition, the lease agreements are expected to be assigned to and assumed by the Company through its wholly-owned subsidiaries. In general, the tenants will be responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, and repair and maintenance costs of their respective properties.

The group of sellers includes VIF II/Liberty Industrial, LLC for the Atlanta, Georgia building; VIF II/York, L.P. for the York, Pennsylvania building; and GSL 16/VIF Gillingham, L.P. for the Houston, Texas building.

The total aggregate purchase price for the Class A Industrial Portfolio is expected to be approximately $111.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. In connection with the execution of the Purchase and Sale Agreements and completion of due diligence, the Company deposited an aggregate amount of $2.0 million into an escrow account. Pursuant to the terms of the amended and restated advisory agreement, dated as of May 14, 2010 and as extended to December 16, 2011 (the “Advisory Agreement”), by and among the Company, Industrial Income Operating Partnership LP, and Industrial Income Advisors LLC (the “Advisor”), the Company expects to pay an acquisition fee to the Advisor. The Company plans to fund the acquisition using proceeds from the Company’s initial public offering and the debt financing described under item 8.01 of this Current Report on Form 8-K. There can be no assurances that the Company will be able to secure such debt financing on the terms described herein, or at all.

The acquisition of the Class A Industrial Portfolio is expected to close during the second quarter of 2011. There is no assurance that the Company will be able to purchase the Class A Industrial Portfolio on the terms set forth herein or at all. The consummation of the acquisition is subject to various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Item 8.01. Other Events.

Status of Investments in Real Estate and Debt Obligations

As of June 1, 2011, the Company has acquired properties with an aggregate purchase price of approximately $420.2 million, comprised of 40 buildings totaling approximately 7.7 million square feet with 62 tenants in eight markets , including a “value-add” acquisition of a building that is currently vacant. The operating portfolio, which excludes the value-add property, has a weighted-average occupancy rate of approximately 98% and an aggregate average remaining lease term (based on square feet) of approximately 5.9 years. The estimated aggregate weighted-average purchase price capitalization rate for the operating portfolio is approximately 7.7%. The Company has financed its completed acquisitions with proceeds from its initial public offering and from debt financings.

Assuming that the Company completed the acquisitions currently under contract as of June 1, 2011, the Company would have acquired properties with an aggregate purchase price of approximately $709.6 million, comprised of 68 buildings in 11 markets that total approximately 12.4 million square feet. Assuming completion of the acquisitions currently under contract, the operating portfolio, which excludes the value-add property, would consist of 67 buildings with 163 tenants and an aggregate average remaining lease term (based on square feet) of approximately 6.7 years. Excluding three value-add buildings, the Company would have a weighted-average occupancy rate of approximately 98% and an estimated aggregate weighted-average purchase price capitalization rate of approximately 7.3%.

In addition, assuming the Company is able to secure debt financing on terms anticipated by the Company, the Company expects that its total debt obligations after consummation of all the acquisitions under contract as of June 1, 2011 will be approximately $397.0 million with a weighted-average interest rate of 4.6% and a loan-to-cost ratio of approximately 56%. There are no assurances that the Company will be able to consummate all of the acquisitions under contract or secure debt financing in connection with such acquisitions.

Recent Real Estate Acquisition Activity

Completed Acquisitions

Set forth below is a description of an acquisition that is not individually significant that occurred subsequent to March 31, 2011:

Vista Point. On May 26, 2011, one of the Company’s wholly-owned subsidiaries acquired a 100% fee interest in six industrial buildings aggregating approximately 208,000 square feet on 18.8 acres located in Coppell, Texas (“Vista Point”). Vista Point is currently 86% leased to 10 tenants with an average remaining lease term (based on square feet) of approximately 4.8 years.

The total purchase price was approximately $23.1 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate was approximately 6.5%. Per the terms of the Advisory Agreement, the Company paid an acquisition fee of $0.5 million to the Advisor, equal to 2.0% of the purchase price of this transaction.

Acquisition Under Contract

Set forth below is a description of an acquisition that is not individually significant that was under contract subsequent to March 31, 2011:

Ritner Distribution Center. On May 20, 2011, IIT Carlisle–Ritner DC LLC, a wholly-owned subsidiary of the Company, entered into a definitive Purchase and Sale Agreement to acquire a 100% fee interest in an industrial building that is approximately 202,000 square feet on 17.6 acres located in Carlisle, Pennsylvania (“Ritner Distribution Center”) from Jayne W. Thurner, as trustee of the George E. Thurner, Jr. Trust U/A/D 12/28/2005 (the “Ritner Seller”). The Ritner Seller is not affiliated with the Company or its affiliates. Ritner Distribution Center is currently 100% leased to one tenant with a remaining lease term of 1.9 years. The total purchase price is expected to be approximately $8.1 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The acquisition of Ritner Distribution Center is expected to close during the third quarter of 2011.

The Company plans to fund the above acquisition using proceeds from the Company’s initial public offering and debt financing. The Company has not yet received financing commitments for this acquisition. There can be no assurances that the Company will be able to secure debt financing or consummate the acquisition.

Potential Debt to be Secured by Real Property

The Company plans to enter into a loan agreement with a major North American life insurance company for an aggregate amount of $110.0 million (the “Facility”). The Company anticipates that the Facility will (i) bear a fixed interest rate of 4.70%; (ii) require interest-only monthly payments for the first five years of the loan and monthly payments of interest and principal thereafter (based on an approximate 30-year amortization); and (iii) be secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in, and will be cross-collateralized by, the properties to be acquired within the Class A Industrial Portfolio and three properties to be acquired within the Chicago Industrial Portfolio, described under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2011. The Company expects to use the proceeds from the Facility to fund a portion of the Class A Industrial Portfolio.

There is no assurance that the Company will be able to consummate the acquisitions or secure the potential debt financing described above, and, if any of the acquisitions are not completed, there are circumstances under which it may forfeit the deposits it has funded.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisitions of the Class A Industrial Portfolio and Ritner Distribution Center and the potential Facility) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to close the acquisitions, obtain debt financing for such acquisitions, successfully negotiate the terms of the Facility as described herein, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended or supplemented by the Company’s other filings with the SEC. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

June 3, 2011	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

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